UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 21, 2015, Dynavax Technologies Corporation (the “Company”, “Dynavax” or “we”) entered into an underwriting agreement (“Underwriting Agreement”) with Cowen and Company, LLC as representative of the underwriters named therein (the “Underwriters”) relating to the issuance and sale of 4,545,455 shares of our common stock, at a price to the public of $27.50 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the shares from us at a price of $25.85 per share. The net proceeds to us from this offering are expected to be approximately $117 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The sale of shares of common stock is expected to close on or about July 27, 2015, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 681,818 shares of our common stock to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Dynavax and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-200083) including the prospectus dated December 3, 2014, contained therein, and the related prospectus supplement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in these offerings is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

1.1	Underwriting Agreement, dated July 21, 2015

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated July 22, 2015, “Dynavax Prices Public Offering Of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: July 22, 2015	By:	/s/ DAVID JOHNSON
David Johnson
Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 21, 2015

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated July 22, 2015, “Dynavax Prices Public Offering Of Common Stock”